                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

     We hereby consent to the use in this Registration Statement on Form S-4 of
Alamosa (Delaware), Inc. of our report dated March 9, 2004 relating to the consolidated financial statements of Alamosa (Delaware), Inc., which appears in such Registration Statement. We also consent to the use in this Registration
Statement on Form S-4 of our report dated March 9, 2004 relating to the financial statement schedule of Alamosa (Delaware), Inc. which appears in such
Registration Statement. We also consent to the reference to us under the heading
"Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Dallas, Texas
July 14, 2004